Exhibit 3.24

AMENDED AND

RESTATED BYLAWS

OF

OCH INTERNATIONAL, INC.

These Bylaws are intended to conform to the mandatory requirements of the Oregon Business Corporation Act (the “Act”). Any ambiguity arising between these Bylaws and the discretionary provisions of the Act shall be resolved in favor of the application of the Act.

ARTICLE I

Shareholders

Section 1. - Place.

Shareholders meetings shall be held at the registered office of this Corporation unless a different place shall be designated by the Board of Directors.

Section 2. - Annual Meeting.

The annual meeting of the Shareholders shall be held on the first Monday of June unless otherwise designated by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders on the next convenient day.

Section 3. - Special Meetings.

Special meetings of the Shareholders may be called by the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 4. - Notice.

Written or printed notice stating the place, hour and day of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. Such notice and the effective date thereof shall be determined as provided in the Act.

Section 5. - Quorum.

A majority of the shares issued, outstanding and entitled to vote upon the subject matter at the time of the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Shareholders.

Section 6. - Adjourned Meetings.

If there is no quorum present at any annual or special meeting the Shareholders present may adjourn to such time and place as may be decided upon by the holders of the majority of the shares present, in person or by proxy, and notice of such adjournment shall be given in accordance with Section 4 of this Article, but if a quorum is present, adjournment may be taken from day to day or to such time and place as may be decided and announced by a majority of the Shareholders present, and no notice of such adjournment need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 7. - Voting.

Each Shareholder entitled to vote on the subject matter shall be entitled to one vote for each share of stock standing in the name of the Shareholder on the books of the Corporation at the time of the closing of the Transfer Books for said meeting, whether represented and present in person or by proxy. The affirmative vote of the holders of a majority of the shares of each class -represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 8. - Proxies.

At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy and coupled with an interest as provided in the Act.

Section 9. - Closing of Transfer Books.

The Stock Transfer Books shall be closed for the meetings of the Shareholders and for the payment of dividends during such periods (not to exceed 50 days) as from time to time may be fixed by the Board of Directors. During such periods, no stock shall be transferred.

ARTICLE II

Directors

Section 1. - In General. Number.

The business and affairs of the Corporation shall be managed by a Board of not less than three (3) nor more than seven (7) Directors. The members of the present Board of Directors shall hold office until the next annual meeting of the Shareholders and until their successors shall have been elected and qualified. Thereafter, the term of each Director shall begin upon his election by the Shareholders as provided in Article I, Section 7 above, and shall continue until his successor shall have been elected and qualified.

Section 2. - Powers.

The corporate powers, business, property and interests of this Corporation shall be exercised, conducted and controlled by the Board of Directors, which shall have all power necessary to conduct, manage and control its affairs, and to make such rules and regulations as it may deem necessary as provided by the Act; to appoint and remove all Officers, agents and employees; to prescribe their duties and fix their compensation; to call special meetings of Shareholders whenever it is deemed necessary by the Board, to incur indebtedness and to give securities, notes and mortgages for same. It shall be the duty of the Board to cause a complete record to be kept of all the minutes, acts, and proceedings of its meetings. The Board shall have the power to declare dividends out of the surplus profits of this Corporation when such profits shall, in the opinion of the Board, warrant the same.

Section 3. - Vacancies.

Vacancies in the Board of Directors shall be temporarily filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors. Such temporary Director or Directors shall hold office until the first meeting of the Stockholders held thereafter, at which time such vacancy or vacancies shall be permanently filled by election according to the procedure specified in Section 1 of this Article II. During the existence of any vacancy or vacancies, the surviving or remaining Directors, though less than a quorum, shall possess and may exercise all of the powers vested in the Board of Directors.

Section 4. - Annual Meeting.

There shall be an annual meeting of the Board of Directors which shall be held immediately after the annual meeting of the Shareholders and at the same place.

Section 5. - Special Meeting.

Special meetings may be called from time to time by the President or any one of the Directors. Any business may be transacted at any special meeting.

Section 6. - Quorum.

A majority of the Directors shall constitute a quorum. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. Interested Directors may be counted for quorum purposes.

Section 7. - Notice.

Notice of all Directors meetings shall be given in accordance with the Act. No notice need be given of any annual meeting of the Board of Directors. One day prior notice shall be given for all special meetings of the Board, but the purpose of special meetings need not be stated in the notice.

Section 8. - Compensation.

By resolution of the Board of Directors, each Director may either be reimbursed for his expenses, if any, for attending each meeting of the Board of Directors or may be paid a fixed fee for attending each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. - Removal or Resignation of Directors.

Any Director may resign by delivering written notice of the resignation to the Board of Directors or an Officer of the Corporation. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.

Section 10. - Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III

Officers and Agents - General Provisions

Section 1. - Number, Election and Term.

Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, an Executive Vice President and a Secretary. Officers shall be elected by the Board of Directors at its first meeting, and at each regular annual meeting of the Board of Directors thereafter. Each Officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board of Directors,

Section 2. - Additional Officers and Agents.

The Board of Directors may appoint and create such other Officers and agents as may be deemed advisable and prescribe their duties.

Section 3. - Resignation or Removal.

Any officer or agent of the Corporation may resign from such position by delivering written notice of the resignation to the Board of Directors, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

Section 4. - Vacancies.

Vacancies in any office caused by any reason shall be filled by the Board of Directors at any meeting by selecting a suitable and qualified person to act during the unexpired term.

Section 5. - Salaries.

The salaries of all the Officers, agents and other employees of this Corporation shall be fixed by the Board of Directors and may be changed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation All Directors, including interested Directors, are specifically authorized to participate in the voting of such compensation irrespective of their interest.

ARTICLE IV

Duties of the Officers

Section 1. - Chairman of the Board.

The Chairman of the Board, if any, shall be a member of the Board of Directors and shall preside at all meetings of the Shareholders and Directors; perform all duties required by the Bylaws of this Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Shareholders as may be required.

Section 2. - Chief Executive Officer.

The Chief Executive Officer shall have general charge and control of the administrative, financial, marketing and legal affairs of the Corporation subject to the direction of the Board of Directors; perform all duties required by the Bylaws of this Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Shareholders as may be required.

Section 3. - President.

The President shall have general charge and control of the affairs of the Corporation subject to the direction of the Board of Directors; sign as President all Certificates of Stock of this Corporation; perform all duties required by the Bylaws of this Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Shareholders as may be required. In addition, if no Chairman of the Board is elected by the Board, the President shall perform all the duties required of such Officer by these Bylaws.

Section 4. - Executive Vice President.

The Executive Vice President, if any, shall have general charge and control of the real estate, construction and franchising affairs of the corporation and perform such other duties as shall be assigned by the Board of Directors, and in the case of the absence, disability or death of the President, the Executive Vice President shall perform and be vested with all the duties and powers of the President, until the President shall have resumed such duties or the President’s successor is elected.

Section 5. - Secretary.

The Secretary shall keep a record of the proceedings at the meetings of the Shareholders and the Board of Directors and shall give notice as required in these Bylaws of all such meetings; have custody of all the books, records and papers of the Corporation, except such as shall be in charge of the Treasurer or some other person authorized to have custody or possession thereof by the Board of Directors; sign all Certificates of Stock of this Corporation; from time to time make such reports to the Officers, Board of Directors and Shareholders as may be required and shall perform such other duties as the Board of Directors may from time to time delegate. In addition, if no Treasurer is elected by the Board, the Secretary shall perform all the duties required of the Office of Treasurer by the Act and these Bylaws.

ARTICLE V

Stock

Section 1. - Certificates.

The shares of stock of this Corporation shall be represented by Stock Certificates in a form adopted by the Board of Directors and every person who shall become a Shareholder shall be entitled to a Certificate of Stock. All Certificates shall be consecutively numbered by class.

Section 2. - Transfer of Certificates.

All Certificates of stock transferred by endorsement shall be surrendered, cancelled and new certificates issued to the purchaser or assignee.

Section 3. - Transfer of Shares.

Shares of stock shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney, and no transfers of Certificates of Stock shall be binding upon this Corporation until this Section and Section 2 of this Article are met to the satisfaction of the Secretary of this Corporation.

Section 4. - Lost Certificates.

In the case of loss, mutilation or destruction of a Certificate of Stock, a duplicate Certificate may be issued upon such terms as the Board of Directors shall prescribe.

Section 5. - Dividends.

The Board of Directors may from time to time declare, and the Corporation may then pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and in its Articles of Incorporation.

Section 6. - Working Capital.

Before the payment of any dividends or the making of any distributions of the net profits, the Board of Directors may set aside out of the net profits of the Corporation such sum or sums as in their discretion they think proper as a working capital or as a reserve fund to meet contingencies. The Board of Directors may increase, diminish or vary the capital of such reserve fund in their discretion.

Section 7. - Restrictions on Transfer.

No shares of stock of this Corporation or Certificates representing such shares shall be transferred in violation of any law or of any restriction on such transfer (1) set forth in the Articles of Incorporation or amendments thereto, or the Bylaws; or (2) contained in any Buy-Sell Agreement, right of first refusal, or other Agreement restricting such transfer which Agreement has been filed with the Corporation, and, if Certificates have been issued, reference to which restriction is made on the Certificates representing such shares. The Corporation shall not be bound by any restriction not so filed and noted. The Corporation may rely in good faith upon the opinion of its counsel as to such legal or contractual violation unless the issue has been finally determined by a court of competent jurisdiction. The Corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted upon any such Certificates and any Certificate issued in replacement or exchange thereof or with respect thereto.

ARTICLE VI

Seal

There shall be no corporate seal.

ARTICLE VII

Waiver of Notice

Whenever any notice is required to be given to any Shareholder or Director of this corporation, a waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

Action by Shareholders or Directors

Without a Meeting

Any action required to be taken at a meeting of the Shareholders or Directors of this Corporation, or any other action which may be taken at a meeting of the Shareholders or Directors, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all the Shareholders or Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect and force as a unanimous vote of said Shareholders or Directors.

ARTICLE IX

Borrowing

Notwithstanding any other provision in these Bylaws, no Officer, Shareholder or agent of this Corporation shall have authority to borrow any funds in behalf of the Corporation or to hypothecate any assets thereof, for corporate purposes or otherwise, except as expressly stated in a resolution by a majority of Directors, duly entered in the Minutes of the Board or upon written consent of holders of at least seventy-five percent (75%) of the stock.

ARTICLE X

Amendments

Any and all of these Bylaws may be altered, amended, repealed or suspended by the affirmative vote of a majority of the Directors at any meeting of the Directors. New Bylaws may be adopted in like manner.

ARTICLE XI

Indemnification

Section 1. - Directors and Officers.

The Corporation shall indemnify, to the fullest extent provided in the Act, any Director or officer who was or is a Party or is threatened to be made a Party to any Proceeding (other than an action by or in the right of the Corporation) by reason of or arising from the fact that he is or was a Director or Officer of the Corporation. The determination and authorization of indemnification shall be made as provided in the Act.

Section 2. - Advance of Expenses.

The Corporation may pay for or reimburse the reasonable expenses incurred by a Director or officer who is a Party to a Proceeding in advance of final disposition of the Proceeding as provided in the Act.

Section 3. - Insurance.

At the discretion of the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 4. - Purpose and Exclusivity.

The indemnification referred to in the various sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the Shareholders or Board of Directors or otherwise.

Section 5. - Definitions.

The capitalized terms in this Article shall have the same meanings given them in the Act.

CERTIFICATE OF ADOPTION

The undersigned Assistant Secretary of OCH International, Inc. does hereby certify that the above and foregoing Amended and Restated Bylaws of said Corporation were adopted by the directors as the Bylaws of said Corporation and that the same do now constitute the Bylaws of this Corporation.

DATED this 3rd day of April    , 1998

/s/ Kay Branche
Kay Branche, Assistant Secretary

FIRST AMENDMENT TO AMENDED AND

RESTATED BYLAWS OF OCH INTERNATIONAL, INC.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED BYLAWS OF OCH INTERNATIONAL, INC. (the “First Amendment”) is hereby adopted by the Board of Directors of OCH International, Inc., an Oregon corporation (the “Board of Directors”), effective as of August 21, 2012 (the “Effective Date”).

RECITALS

A. OCH International, Inc. (the “Corporation”) was incorporated on June 2, 1988, the date Articles of Incorporation were filed with the Oregon Secretary of State.

B. The Corporation adopted Bylaws effective as of June 2, 1988 (the “Bylaws”). The Bylaws were restated under the terms of the Restated Bylaws of OCH International, Inc. effective as of July 25, 1989 (the “Restated Bylaws”). The Restated Bylaws were amended and restated under the terms of the Amended and Restated Bylaws of OCH International, Inc. effective as of April 3, 1988 (the “Amended & Restated Bylaws”).

C. The Board of Directors now desires to amend the Amended & Restated Bylaws as hereinafter provided in this First Amendment.

C. Capitalized terms not otherwise defined in this First Amendment shall have the meanings assigned to them in the Amended & Restated Bylaws.

AGREEMENT

NOW THEREFORE, the Board of Directors agrees as follows:

1. Amendment. The first sentence of Article II, Section 1 of the Amended & Restated Bylaws of the Corporation is hereby amended to read as follows:

The business affairs of the Corporation shall be managed by a Board of not less than two (2) or more than seven (7) Directors.

2. Full Force and Effect. All provisions of the Amended and Restated Bylaws not specifically modified by this First Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the members of the Board of Directors executed this First Amendment with the intent that it be effective as of the Effective Date.

/s/ John E. Shepanek	/s/ Christopher J. Shepanek
John E. Shepanek, Director	Christopher J. Shepanek, Director